MANAGEMENT CONSULTANT AGREEMENT

THIS MANAGEMENT CONSULTING AGREEMENT ("Agreement") is made and entered into this 1st  day of July, 2015 ("Effective Date") by and between Fuse Enterprises Inc., a Nevada corporation (“Company”) and  Aleksandr Kriukov ("Consultant"); (collectively, “Parties”).

WHEREAS, the Company wishes to retain the Consultant to act as President and Chief Executive Officer of the Company and to provide the services described herein and Consultant agrees to provide the services for the compensation and otherwise in accordance with the terms and conditions contained in this Agreement,

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, accepted and agreed to, the Company and the Consultant, intending to be legally bound, agree to the terms set forth below.

1.         TERM.

Commencing as of the Effective Date, and continuing until terminated pursuant to Article 4 hereof, the Consultant agrees to provide the services in Article 2 hereof to the Company.  This Agreement may be renewed or extended for any period as may be mutually agreed upon by the parties.

2.      SERVICES

2.1 The Consultant agrees to act as President and Chief Executive Officer of the Company and to perform the following services and undertake the following responsibilities and duties to the Company as consulting services (the "Consulting Services"):

(a)

fulfilling all senior officer duties as required by the Company, including but not limited to, exercising general direction and supervision over the business affairs of the Company, sourcing and implementing new business opportunities, raising financing reasonably required from time to time by the Company;

(b)	providing overall direction to the management of the Company;

(c)	reporting directly to board of directors of Company;

(d)

performing such other duties and observing such instructions as may be reasonably assigned from time to time by or on behalf of the board of directors of the Company in the Consultant’s capacity as President and C.E.O., provided such duties are within the scope of the Company’s business and implementation of the Company’s business plan.

2.2 The Consultant shall devote such attention and energies to the business affairs of the Company as may be reasonably necessary for the discharge of his duties as President and C.E.O., provided, however, the Consultant may engage in reasonable investment and other personal activities that do not interfere with the Consultant's obligations hereunder.

2.3   The Consultant and Company mutually represent and warrant that they are under no contractual or other restrictions or obligations which are inconsistent with the execution of this Agreement, or which will interfere with the performance of the Services.  Consultant and Company further represent and warrant that the execution and performance of this Agreement will not violate any policies or procedures of any other person or entity for which Consultant performs Services concurrently with those performed herein.

2.4   The Consultant agrees that all Services will to be rendered to the Company will be done so as an independent contractor and that this Agreement does not create an employer-employee relationship between the Consultant and the Company.  The Consultant shall have no right to receive any  employee benefits including, but not limited to, health and accident insurance, life insurance, sick leave and/or vacation.  The Consultant agrees to pay all taxes, including income and self-employment taxes, that may be due in respect to the Consulting Fee and to indemnify the Company in the event the Company is required to pay any such taxes on behalf of the Consultant.  The Consultant is not authorized to bind the Company or make any contracts or agreements on behalf of the Company, nor to make any unauthorized representations on behalf of the Company.

3. CONSULTANT FEE

5.1 During the term of this Agreement, the Company shall pay the Consultant a consultant fee in consideration of the provision of the Consulting Services equal $500  US per month (the "Consultant Fee").

4.  TERMINATION OF THE TERM.

(a)     This Agreement shall continue indefinitely unless terminated by either party with sixty (60) days advance written notice to the other party.

(b)     Upon termination under Section 4(a), none of the Parties shall have any further obligations under this Agreement, except that Company shall pay and the Consultant shall be entitled to any fees or portion of fees that he was responsible for securing pursuant to Section 3 hereof. Upon termination and, in any case, upon the Company’s request, the Consultant shall return immediately to the Company all Confidential Information, as hereinafter defined, and copies thereof.

(c)     Company agrees that it shall act in good faith and shall not circumvent nor attempt to circumvent or frustrate payment of Consultant’s fees by terminating Consultant in order to avoid paying fees.  The Company agrees that Consultant shall be entitled to its fees pursuant to Section 3 of this Agreement.

5.   STOCK OPTIONS

5.1 The Consultant may be granted, subject to the approval of the Company’s board of directors, incentive stock options to purchase shares of the Company’s common stock in such amounts and at such times as the Board of Directors of the Company, in their absolute discretion, may from time to time determine.

6.   REIMBURSEMENT OF EXPENSES

6.1 The Company will pay to the Consultant, in addition to the Consultant Fee, the reasonable travel and promotional expenses and other specific expenses incurred by the Consultant on behalf of the Company, or in provision of the Consulting Services, provided the Consultant has obtained the prior  approval of the Company.

7.   PROPRIETARY INFORMATION AND DEVELOPMENTS

7.1 The Consultant will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Consultant Services to the Company, and the Consultant shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, property acquisition opportunities and business relationships with banks, lenders and other parties not otherwise publicly available.

8.   PARTIES BENEFITED; ASSIGNMENTS

8.1 This Agreement shall be binding upon, and inure to the benefit of, the Consultant, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Consultant.

9.   NOTICES

9.1 Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by overnight courier, addressed to the Board and the Company at its then principal office, or to the Consultant at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 9. Notices shall be deemed given when delivered.

10.   GOVERNING LAW

10.1 This Agreement shall be governed by and construed in accordance with the laws of the Sate of Nevada and each party hereto adjourns to the jurisdiction of the courts of the State of Nevada.

11.   REPRESENTATIONS AND WARRANTIES

11.1 The Consultant represents and warrants to the Company that (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and (b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

12.   MISCELLANEOUS

12.1 This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

12.2 This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

12.3 No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

12.4 A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

12.5 This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

12.6 The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

12.7 This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

13.   LIMITATION OF LIABILITY AND DISCLAIMER OF WARRANTIES.

 CONSULTANT’S LIABILITY TO COMPANY FOR DAMAGES ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED TO DIRECT DAMAGES AND SHALL NOT EXCEED THE AMOUNT OF FEES PAID BY COMPANY UNDER THIS AGREEMENT.  CONSULTANT SHALL HAVE NO LIABILITY WHATSOEVER FOR SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE, MULTIPLE, CONSEQUENTIAL, OR INDIRECT DAMAGES (INCLUDING LOST PROFITS, LOSS OF DATA, LOSS OF USE) OF COMPANY OR ANY THIRD PARTY,WHETHER BASED UPON WARRANTY, CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF COMPANY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  CONSULTANT DISCLAIMS ALL WARRANTIES EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT AND SECURITIES LAWS AND REGULATIONS.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

FUSE ENTERPRISES INC.                                                                                                CONSULTANT
by its authorized signatory:

/s/ Pavel Mikhalkov                                                                                                           /s/ Aleksandr Kriukov

Pavel Mikhalkov                                                                                                                  Aleksandr Kriukov